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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We do hereby consent to the use in this Registration Statement (Form SB-2) and related Prospectus/Proxy Statement of our report dated April 23, 1998 on the combined balance sheet of Northern Radio Network as of December 31, 1997 and 1996, and the related combined statements of operations, stockholder's equity and cash flows for the years then ended contained therein.

We also consent to the reference to us under the caption "Experts" in the Prospectus/Proxy Statement.

                                                             PLANTE & MORAN, LLP

Grand Rapids, Michigan
April 23, 1998